UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The persons identified on the cover page hereto (collectively, the “Hartman Group”) on June 3, 2025 filed a definitive proxy statement and an accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for, among other matters, (i) the election of directors that the Hartman Group has nominated for election at the next annual meeting of stockholders of Silver Star Properties REIT, Inc. (the “Company”) and (ii) the rejection of the Company’s alternate strategy proposal, and in favor of liquidating the Company’s assets in an orderly manner in accordance with the terms of its articles of incorporation and returning capital to stockholders.

On July 3, 2025, the Hartman Group distributed the following two letters to shareholders:

Letter 1

FINANCIAL RECKLESSNESS & DILUTION SCHEME: LET’S STOP SILVER STAR’S DESTRUCTION

To the Shareholders of Silver Star Properties REIT, Inc.,

Silver Star Properties has not just failed—it has betrayed your trust. In just two years, this board has liquidated nearly $400 million in quality, income-generating assets, destroyed shareholder value, and funneled proceeds into unprofitable, high-risk ventures with zero accountability and no return to you—the rightful owners.

This is not strategy.
This is not mismanagement.
This is financial malpractice—deliberate, arrogant, and indefensible.

$395.9 MILLION SOLD. $0 RETURNED. $32 MILLION IN PROFIT—SQUANDERED.

Between 2022 and 2024, Silver Star sold off $395.9 million in legacy assets—a portfolio that once generated stable income with a strong NAV. Those sales created an estimated $32 million in realized profit—not paper gains, but real money that should have been returned to you.

Instead, what did you get?

Nothing.
No dividends.
No return of capital.
No transparency.

That $32 million in realized equity gains wasn’t reinvested into growth—it was siphoned into speculative acquisitions, including Walgreens leaseholds and storage properties that bleed cash and require nearly 50% more in debt service than they earn.

$5.8M in NOI.
$8.7M in debt service.
19% interest debt.
That’s not a “new direction.” It’s a direct route to insolvency.

THEY’RE LYING TO COVER THEIR LOSSES

To justify their recklessness, the board invented a fairy tale: “deferred maintenance”. But the facts—and their own public filings—say otherwise:

•	In early 2023 and 1H 2024, under Hartman’s exit-era leadership, assets were sold at $83 to $106 per sq ft. or double what was paid for them.
•	After Haddock’s takeover and the failed “New Direction,” asset values plummeted—dropping to just $36–$38 per sq ft in late 2024 and 2025.
•	Legacy assets didn’t suddenly degrade. They were mismanaged, occupancy dropped, values declined, and sold at fire sale prices.

And yet SSP leadership continues to stonewall you.
No leasing or occupancy updates.
No sales price transparency.
No real-time financial disclosures.

They are violating the law by not disclosing the above information in accordance with the “Books and Records Request”.

THE DESTRUCTION IS DOCUMENTED IN THEIR OWN FILINGS

Per Silver Star’s publicly available filings:

•	In mid-2022, the company reported $412 million in total asset value.
•	By June 2024, that figure dropped to $134 million.

That’s nearly $300 million in lost value in just two years.
Not a misstep. A catastrophic collapse.
And now they want you to believe they’re still on track.

HARTMAN’S PLAN: DISCIPLINED, TRANSPARENT, ACCOUNTABLE

The Hartman Shareholder Alliance offers the only path forward that respects your investment and defends your rights:

☑	Halt the dilution scheme immediately
☑	Conduct a full forensic audit of every sale and acquisition
☑	Implement a structured, transparent wind-down of the REIT
☑	Return capital directly to shareholders as assets are sold

We don’t promise dreams—we deliver dollars.
We don’t speak in spin—we act in facts.
You’ve waited long enough.

VOTE TO STOP THE BLEEDING. VOTE TO TAKE BACK CONTROL.

This board has proven it can’t be trusted.
Don’t give them another dollar.
Don’t give them another day.

Vote FOR the Hartman Shareholder Alliance.
Vote to recover what’s yours.
Vote to restore accountability.

See the attached proxy letter for more details. Click here to read the full letter.

Call us directly at (619) 664-4780 to vote for the return of your capital or vote the blue proxy from our online e-mail.

Thank you for your trust and support.

Sincerely,

Al Hartman
The Hartman Shareholder Alliance

Letter 2

Dear Shareholder,

IMPORTANT SHAREHOLDER UPDATE

Silver Star has triggered a second “poison pill” — a legal maneuver used to block shareholder action and entrench the incumbents — and has announced a new meeting and record date. As part of this, each shareholder, other than the Acquiring Person (who is blocked from receiving additional shares), will receive two additional shares of common stock, resulting in your owning 3 shares instead of the 1 you held prior to the trigger of the pill.

The Hartman Shareholder Alliance is honoring that split. Your vote on the BLUE card will count for your full share amount.

Let’s be clear:

☑	The BLUE card is a valid vote.
X	You do NOT need to vote on the WHITE card.

Silver Star is using misleading tactics to confuse shareholders into thinking their vote doesn’t count unless cast on the white card — that is false.

Please ignore further calls or emails from Silver Star. If they call you — especially on a recorded line — we recommend you hang up. They do not need your vote or your information.

You also do not need to attend their proxy meeting. No important matters will be discussed — they’ll simply announce their own vote count.

We’ll continue to keep you informed.

— The Hartman Shareholder Alliance

***

Additional Information

The Hartman Group has filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of the Hartman Group’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Silver Star Properties REIT, Inc. (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in the Hartman Group’s proxy solicitation. These materials and other materials filed by the Hartman Group with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website (http://www.sec.gov). The definitive proxy statement, the accompanying BLUE universal proxy card and other relevant documents filed by the Hartman Group with the SEC are also available, without charge, by contacting the Hartman Group’s proxy solicitor, InvestorCom LLC, at its toll-free number (877) 972-0090 or via email at Proxy@investor-com.com.